FNF Reports First Quarter 2018 Diluted EPS of $0.35 and Adjusted Diluted EPS of $0.42, Pre-Tax Title Margin of 10.3% and Adjusted Pre-Tax Title Margin of 11.7%

Jacksonville, Fla. - (May 2, 2018) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance and transaction services to the real estate and mortgage industries, today reported operating results for the three-month period ended March 31, 2018.

•	Total revenue of approximately $1.7 billion in the first quarter versus $1.6 billion in the first quarter of 2017

•
First quarter net earnings of $97 million and adjusted net earnings of $118 million versus net earnings from continuing operations of $61 million and adjusted net earnings from continuing operations of $99 million for the first quarter of 2017

•
First quarter diluted EPS of $0.35 and adjusted diluted EPS of $0.42 versus diluted EPS from continuing operations of $0.22 and adjusted diluted EPS from continuing operations of $0.35 in the first quarter of 2017

Title

•	Total revenue of approximately $1.6 billion versus approximately $1.6 billion in total revenue in the first quarter of 2017

•	Pre-tax earnings of $163 million and adjusted pre-tax earnings of $186 million versus pre-tax earnings of $151 million and adjusted pre-tax earnings of $175 million in the first quarter of 2017

•	Pre-tax title margin of 10.3% and adjusted pre-tax title margin of 11.7% versus pre-tax title margin of 9.6% and adjusted pre-tax title margin of 11.1% in the first quarter of 2017

•	First quarter purchase orders opened and closed increased by 4% and decreased by 1%, respectively, versus the first quarter of 2017

•
Total commercial revenue of $230 million, a 3% increase over total commercial revenue in the first quarter of 2017, driven by a 5% increase in closed orders and a 3% decline in total commercial fee per file; first quarter total commercial open orders increased 7% compared to the prior year

•	Overall first quarter average fee per file of $2,344, a 9% increase versus the first quarter of 2017

Title Orders

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2018	158,000	62%	101,000	58%
February 2018	148,000	66%	96,000	62%
March 2018	172,000	69%	116,000	66%

First Quarter 2018	478,000	66%	313,000	62%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
January 2017	144,000	62%	112,000	53%
February 2017	145,000	64%	99,000	57%
March 2017	183,000	65%	123,000	64%

First Quarter 2017	472,000	64%	334,000	58%

* Includes an immaterial number of non-purchase and non-refinance orders

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
First Quarter 2018 - Total Commercial	52,800	31,500	$230	$7,300
First Quarter 2017 - Total Commercial	49,400	30,000	$224	$7,500

"The first quarter was a solid start to the year for our title business, as we grew adjusted pre-tax title earnings by $11 million versus the first quarter of 2017 and produced an 11.7% adjusted pre-tax title margin, a 60 basis point improvement over the prior year," said Chairman William P. Foley, II. "We feel our title business is well positioned as we enter the seasonally stronger spring and summer months.

"In January, our board decided to raise our first quarter 2018 cash dividend to $0.30 per share, an 11% increase from the fourth quarter 2017 dividend of $0.27, which itself was an 8% increase from our third quarter 2017 dividend of $0.25. We continue to seek ways to maximize the return of value to our shareholders.

"In March, we announced the acquisition of Stewart Information Services. Since that announcement, we have begun the regulatory process necessary to get the deal approved. There are a number of state and federal filings needed, but the two major filings are the HSR Antitrust filing and the Form A filings with the states of Texas and New York, as those are the states of domicile for the two major Stewart underwriters. We made the initial HSR filing on March 30, 2018, and will work through the anticipated information requests over the coming months. We filed the Form A’s with Texas and New York on April 27, 2018, and will wait for any feedback or information requests from those states.

"Also, over the last six weeks or so, our management and Stewart management have held more than twenty town hall style meetings for Stewart employees at locations around the country. At those employee meetings, we reiterated our intent to preserve the Stewart legacy as a part of our long-time, successful strategy of operating multiple title insurance brands under the FNF umbrella. The meetings were well received and we consistently heard the employee excitement of putting the prolonged uncertainty that has existed at Stewart behind them and a desire to getting back to a focus on their customers and growing their brand."

Conference Call
We will host a call with investors and analysts to discuss first quarter 2018 FNF results on Thursday, May 3, 2018, beginning at 1:30 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 3:30 p.m. Eastern time on May 3, 2018, through May 10, 2018, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 447137.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, FNF has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted pre-tax earnings, adjusted pre-tax earnings from continuing operations, adjusted pre-tax earnings as a percentage of adjusted revenue (adjusted pre-tax title margin), adjusted pre-tax earnings from continuing operations as a percentage of adjusted revenue (adjusted pre-tax title margin from continuing operations). adjusted net earnings, adjusted net earnings from continuing operations, adjusted EPS and adjusted EPS from continuing operations.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; the risk that Stewart Information Services Corporation (“Stewart”) stockholders may not adopt the merger agreement; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission ("SEC").

Important Information Will be Filed with the SEC
This communication may be deemed to be solicitation material in respect of the proposed merger between FNF and Stewart. In connection with the proposed merger, FNF intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. STOCKHOLDERS OF STEWART ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about FNF and Stewart, without charge, at the SEC’s website, sec.gov. Copies of documents filed with the SEC by FNF will be made available free of charge on FNF’s investor relations website. Copies of documents filed with the SEC by Stewart will be made available free of charge on Stewart’s investor relations website.

FNF and Stewart, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2017 and its preliminary proxy statement filed on April 19, 2018, which are filed with the SEC.  Information regarding Stewart’s directors and executive officers is contained in Stewart’s Form 10-K for the year ended December 31, 2017 and its proxy statement filed on April 23, 2018, which are filed with the SEC.  A more complete description will be available in the Registration Statement and the proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FNF-E
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2018
Direct title premiums	$472	$472	$—
Agency title premiums	564	564	—
Escrow, title related and other fees	618	516	102
Total title and escrow	1,654	1,552	102

Interest and investment income	38	37	1
Realized gains and losses, net	1	1	—
Total revenue	1,693	1,590	103

Personnel costs	607	579	28
Agent commissions	431	431	—
Other operating expenses	423	330	93
Depreciation and amortization	47	40	7
Claim loss expense	47	47	—
Interest expense	11	—	11
Total expenses	1,566	1,427	139

Pre-tax earnings (loss)	$127	$163	$(36)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	(1)	(1)	—
Purchase price amortization	29	23	6
Other adjustments	3	1	2
Total non-GAAP adjustments before taxes	$31	$23	$8

Adjusted pre-tax earnings (loss)	$158	$186	$(28)
Adjusted pre-tax margin	9.3%	11.7%	—

Pre-tax earnings (loss)	$127	$163	$(36)
Income tax expense (benefit)	31	40	(9)
Earnings from equity investments	2	1	1
Non-controlling interests	1	1	—

Net earnings (loss) attributable to FNF, Inc. common shareholders	$97	$123	$(26)

EPS attributable to FNF, Inc. common shareholders - basic	$0.36
EPS attributable to FNF, Inc. common shareholders - diluted	$0.35

FNF, Inc. weighted average shares - basic	273
FNF, Inc. weighted average shares - diluted	280

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2018
Net earnings (loss) attributable to FNF, Inc. common shareholders	$97	$123	$(26)

Total non-GAAP, pre-tax adjustments	$31	$23	$8
Income taxes on non-GAAP adjustments	(7)	(5)	(2)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Total non-GAAP adjustments	$21	$15	$6

Adjusted net earnings (loss) attributable to FNF, Inc. common shareholders	$118	$138	$(20)

Adjusted EPS attributable to FNF, Inc. common shareholders - diluted	$0.42

Direct orders opened (000's)	478	478
Direct orders closed (000's)	313	313
Fee per file	$2,344	$2,344
Actual title claims paid	$51	$51

Cash flows provided by operations	$18

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2017
Direct title premiums	$465	$465	$—
Agency title premiums	583	583	—
Escrow, title related and other fees	571	496	75
Total title and escrow	1,619	1,544	75

Interest and investment income	28	28	—
Realized gains and losses, net	(4)	(2)	(2)
Total revenue	1,643	1,570	73

Personnel costs	569	548	21
Agent commissions	446	446	—
Other operating expenses	389	335	54
Depreciation and amortization	43	38	5
Claim loss expense	52	52	—
Interest expense	16	—	16
Total expenses	1,515	1,419	96

Pre-tax earnings (loss) from continuing operations	$128	$151	$(23)

Non-GAAP adjustments before taxes
Realized (gains) and losses, net	4	2	2
Purchase price amortization	26	22	4
Total non-GAAP adjustments before taxes	$30	$24	$6

Adjusted pre-tax earnings (loss) from continuing operations	$158	$175	$(17)
Adjusted pre-tax margin from continuing operations	9.6%	11.1%	—

Pre-tax earnings (loss) from continuing operations	$128	$151	$(23)

Income tax expense (benefit)	69	78	(9)
Earnings (loss) from equity investments	1	2	(1)
Earnings from discontinued operations, net of tax	21	—	21
Non-controlling interests	9	(1)	10

Net earnings (loss) attributable to FNF, Inc. common shareholders	$72	$76	$(4)

Net earnings attributable to FNFV Group common shareholders	$1	$—	$1
Net earnings (loss) attributable to FNF Group common shareholders	$71	$76	$(5)
Net earnings (loss) from continuing operations attributable to FNF, Inc. common shareholders	$61	$76	$(15)
EPS attributable to FNF, Inc. common shareholders - basic	$0.26
EPS attributable to FNF, Inc. common shareholders - diluted	$0.25
EPS from continuing operations attributable to FNF, Inc. common shareholders - diluted	$0.22
FNF, Inc. weighted average shares - basic	271
FNF, Inc. weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
FIRST QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	Corporate and Other
Three Months Ended
March 31, 2017
Net earnings (loss) attributable to FNF, Inc. common shareholders	$72	$76	$(4)

Earnings from discontinued operations, net of tax	21	—	21
Non-controlling interests of discontinued operations	10	—	10

Net earnings (loss) from continuing operations attributable to FNF, Inc. common shareholders	$61	$76	$(15)

Total non-GAAP, pre-tax adjustments	$30	$24	$6
Income taxes on non-GAAP adjustments	(10)	(8)	(2)
Noncontrolling interest on non-GAAP adjustments	(3)	(3)	—
Nondeductible income taxes on consent order settlement	21	21	—
Total non-GAAP adjustments	$38	$34	$4

Adjusted net earnings (loss) from continuing operations attributable to FNF, Inc. common shareholders	$99	$110	$(11)

Adjusted EPS from continuing operations attributable to FNF, Inc. common shareholders - diluted	$0.35

Direct orders opened (000's)	472	472
Direct orders closed (000's)	334	334
Fee per file	$2,148	$2,148
Actual title claims paid	$51	$51

Cash flows provided by operations	$4
Cash flows used in operations attributable to FNF Group	$(11)
Cash flows provided by operations attributable to FNFV Group	$15

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Quarterly Open Orders ('000's except % data)
Total open orders*	478	445	501	524	472	474	616	577
Total open orders per day*	7.7	7.2	8.0	8.2	7.6	7.6	9.6	9.0
Purchase % of open orders	66%	60%	62%	66%	64%	53%	50%	57%
Refinance % of open orders	34%	40%	38%	34%	36%	47%	50%	43%
Total closed orders*	313	357	367	370	334	419	433	401
Total closed orders per day*	5.0	5.8	5.8	5.8	5.4	6.8	6.8	6.3
Purchase % of closed orders	62%	61%	65%	67%	58%	51%	54%	58%
Refinance % of closed orders	38%	39%	35%	33%	42%	49%	46%	42%

Commercial (millions, except orders in '000's)
Total commercial revenue	$230	$288	$250	$261	$224	$285	$233	$244
Total commercial open orders	52.8	46.3	48.3	50.8	49.4	45.9	50.4	49.9
Total commercial closed orders	31.5	33.2	33.4	33.6	30.0	34.7	31.9	33.6

National commercial revenue	$122	$165	$138	$148	$127	$167	$130	$144
National commercial open orders	21.1	19.0	19.9	22.0	21.1	17.9	20.4	20.3
National commercial closed orders	11.2	12.1	13.1	13.3	11.2	12.8	11.7	11.6

Total Fee Per File
Fee per file	$2,344	$2,425	$2,368	$2,428	$2,148	$2,091	$2,015	$2,116
Residential and local commercial fee per file	$2,027	$2,032	$2,066	$2,104	$1,829	$1,746	$1,762	$1,809
Residential fee per file	$1,789	$1,784	$1,856	$1,895	$1,623	$1,538	$1,594	$1,645
Total commercial fee per file	$7,300	$8,700	$7,500	$7,800	$7,500	$8,200	$7,300	$7,300
National commercial fee per file	$10,900	$13,600	$10,500	$11,100	$11,300	$13,000	$11,100	$12,400

Total Staffing
Total field operations employees	10,900	11,200	11,700	11,300	11,000	11,100	11,400	10,900

* Includes an immaterial number of non-purchase and non-refinance orders

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	FNF, Inc. March 31, 2018	FNF, Inc. December 31, 2017
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$4,371	$4,481
Goodwill	2,747	2,746
Title plant	398	398
Total assets	9,018	9,151
Notes payable	748	759
Reserve for title claim losses	1,486	1,490
Secured trust deposits	825	830
Redeemable non-controlling interests	344	344
Non-redeemable non-controlling interests	21	20
Total equity and redeemable non-controlling interests	4,823	4,811
Total equity attributable to common shareholders	4,458	4,447

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